Exhibit 14.1

Code of Ethics for Senior Financial Employees

Code of Ethics for Senior Financial Employees

Amcor plc (the "Company") has a primary listing on the New York Stock Exchange and a foreign exempt listing on the Australian Securities Exchange and recognizes it has obligations in both the United States and Australia (among other jurisdictions).

The Company maintains a Code of Business Conduct and Ethics (the "General Code") applicable to all directors, officers, employees, agents, contractors and secondees of the Company and its subsidiaries, including the Chief Executive Officer / Managing Director, the Chief Financial Officer, the principal accounting officer or controller and all persons performing similar functions for the Company (such individuals, the "Senior Financial Employees"). The General Code covers ethical conduct, including conflicts of interest and compliance with law. In addition, all Senior Financial Employees are subject to the following additional specific policies:

All Senior Financial Employees shall exhibit and promote the highest standards of honesty and ethical business conduct including acting in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing their independent judgment to be subordinated. All Senior Financial Employees shall establish, maintain and support policies and procedures that encourage and reward professional integrity in all aspects of the Company's organization and shall ensure an environment exists within the Company which eliminates inhibitions and barriers to responsible behaviour, such as coercion, fear of reprisal, or alienation from other employees within the Company.

All Senior Financial Employees are responsible for full, fair, accurate, timely and understandable disclosures in the reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and other regulators, and in other public communications made by the Company. Accordingly, it is the responsibility of each Senior Financial Employee promptly to bring to the attention of the Chief Financial Officer, the General Counsel or the Audit Committee (the "Audit Committee") of the Board of Directors (the "Board") any material information of which he or she may become aware that affects the disclosures made by the Company in its public filings and to otherwise assist in fulfilling the responsibilities as specified in the Company's policies and procedures regarding financial reporting and disclosure.

Each Senior Financial Employee shall promptly bring to the attention of the Chief Financial Officer, the General Counsel or the Audit Committee any information he or she may have concerning (a) significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect the Company's ability to record, process, summarize and report financial information or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

Amcor Plc
www.amcor.com

amcor

Code of Ethics for Senior Financial Employees

Each Senior Financial Employee shall promptly bring to the attention of the Chief Financial Officer, the General Counsel or the Audit Committee any information he or she may have concerning any violation of the General Code, including, but not limited to, any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

Each Senior Financial Employee shall endeavor to comply with all securities or other laws, rules or regulations of U.S. federal, state and local governments and other private and public regulatory authorities that are applicable to the Company and its operations. Each Senior Financial Employee shall promptly bring to the attention of the Chief Financial Officer, the General Counsel or the Audit Committee any information he or she may have concerning evidence of a material violation of such laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any employee or agent of the Company, or of a violation of the General Code or of this Code of Ethics for Senior Financial Employees (this "Code of Ethics").

The Board shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of the General Code or of this Code of Ethics by a Senior Financial Employee. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the General Code and to this Code of Ethics, and shall include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without employee benefits and termination of the individual's employment or such other action as the Board may determine is appropriate under the circumstances. In determining what action is appropriate in a particular case, the Board or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violations of the proper course of action and whether or not the individual in question had committed other violations in the past.

The Board or a committee thereof shall consider any request by a person subject to this Code of Ethics for a waiver or any amendment to this Code of Ethics. All such waivers or amendments shall be disclosed promptly as required by law, rule or regulation.

Each Senior Financial Employee will annually sign a certification form indicating compliance with this Code of Ethics.

Amcor Plc
www.amcor.com

amcor

Code of Ethics for Senior Financial Employees

AMCOR PLC

CODE OF ETHICS FOR SENIOR FINANCIAL EMPLOYEES

CERTIFICATION

Certification Period: ________________ to ___________________.

I have read and understand the Amcor plc (the "Company") Code of Ethics for Senior Financial Employees.

I certify that, to the best of my knowledge and information, I have no reason to believe that there is or has been during the certification period a violation of the Company's policies as to conflicts of interest and ethical business conduct, as summarized in the Company's Code of Ethics for Senior Financial Employees, except as to issues of which I have personal knowledge that have been referred to the Company's General Counsel for review. If there are any such exceptions, I have within the last week personally verified with the Company's General Counsel that each such exception issue is under active review or has been resolved.

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Signature

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Typed or Printed Name

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Date

Amcor Plc
www.amcor.com

amcor